EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the registration statements on Form S-3 (File Nos. 333-150949, 333-159892 and 333-163388) of our report dated January 25, 2008, relating to the balance sheet of Yongye Biotechnology, Co. as of December 31, 2007 and the related statements of operations and comprehensive income, shareholders’ equity and cash flows for the year then ended.

/s/ Patrizio & Zhao, LLC

PATRIZIO & ZHAO, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
January 4, 2010